EXHIBIT 99.1

Simmons First Succession Plan is Announced

PINE BLUFF, Ark., Aug. 14, 2012 (GLOBE NEWSWIRE) -- Dr. Harry Ryburn, Lead Director of Simmons First National Corporation (Nasdaq:SFNC) announced the anticipated retirement of J. Thomas May to be effective December 2013. Dr. Ryburn announced that George Makris, a longtime director, will succeed J. Thomas May as Chairman and CEO of Simmons First National Corporation at his retirement on December 31, 2013. Prior to assuming the position of Corporate Chairman and CEO, Makris will serve in a transition capacity in the newly created position of CEO-Elect, effective January 1, 2013. In addition, the Board has announced that David Bartlett, Corporate President and Chief Operating Officer, has been named to the new position of President and Chief Banking Officer of Simmons First National Corporation, effective January 1, 2013, reporting to the Chairman and CEO. Makris will continue his service on the Board of Simmons First National Corporation and Bartlett will be named to the Board effective January 2013.

George Makris is no stranger to our company having served on the SFNC Board for 15 years and serves as Audit Committee Chairman. Makris is a third generation businessman and has been a leader in many local organizations. He currently serves as Chairman of the Economic Development Corporation of Jefferson County and Vice-Chairman of the Jefferson Hospital Association Board of Directors. He is a Director of the National Beer Wholesalers Association and served as a member of the Anheuser-Busch Wholesaler Advisory Panel. Makris also serves on the Board of Visitors of the UAMS College of Medicine. He received his B.A. from Rhodes College and his M.B.A. from the University of Arkansas. A lifelong resident of Pine Bluff, he and his wife Debbie, have three sons, George III, Nick, and John. He and his wife are members of Trinity Episcopal Church. According to Ryburn, "George has a proven record of market development and combined with his experience from the perspective of a shareholder, director and consumer of financial services, is uniquely qualified to lead the strategic efforts of the Corporation and its outstanding team of banking professionals."

David Bartlett will continue to serve as Corporate President and will assume the additional title of Chief Banking Officer with direct oversight for eight banks with assets in excess of $3.2 billion, which will now include the lead bank, Simmons First National Bank. Ryburn said, "David Bartlett will join the Simmons First National Corporation Board of Directors, and will report to the Corporate Chairman and CEO. Bartlett has been in banking for 35 years and has been a part of Simmons First since the bank he organized in Hot Springs merged with Simmons First in 2004. He presently has oversight responsibility of seven of our community banks ranging in asset size of $200 million to $350 million. He has exceptional leadership skills and understands the regulatory environment extremely well." Bartlett is currently on the Arkansas Bankers Association Board and serves as Chairman-Elect. He also is a Board member of the Baptist Health Foundation, Treasurer of the Arkansas State Chamber of Commerce and a UALR Fast Forward Steering Committee member. He and his wife Nancy, live in Little Rock, and are members of Pulaski Heights United Methodist Church. They are the parents of Melissa, Chip, and the late Michelle.

Bob Fehlman, Executive Vice President, and Chief Financial Officer, will become Senior Executive Vice President and Chief Financial Officer of Simmons First National Corporation and will assume new responsibilities as Corporate Treasurer, a newly created position reporting to the Corporate Chairman and CEO. Fehlman is a Certified Public Accountant and worked as an accountant with BKD, before joining Simmons First 24 years ago. Fehlman was named to the Arkansas Business "40 under 40", and recognized in 2009 by Arkansas Business as the first recipient of the CFO Lifetime Achievement Award. He is a member of the Arkansas Executive Forum, serves on the Board of the United Way of Arkansas and is a member of the Rotary International Club 99. He and his wife Debbie, live in Little Rock, and are members of Fellowship Bible Church. They have two daughters, Breanna and Katherine.

Marty Casteel, Executive Vice President of both Simmons First National Corporation and Simmons First National Bank, will continue his administrative duties in the corporation reporting to the Corporate CEO. Casteel will assume the additional title of Chairman and CEO of Simmons First National Bank and in this role will report to the President, and Chief Banking Officer of the Corporation. He will become a member of the Simmons First National Bank board of directors. Casteel has over 35 years of banking experience, of which 25 years have been with Simmons First. Casteel is on the Board of the Jefferson Hospital Association and the UAPB Board of Visitors. He also serves as Vice-Chairman and Board member of the Economic Development Alliance of Jefferson County, Board member of Pine Bluff Downtown Development, the United Way Board, a member of Fifty for the Future, and a member of the Rotary Club of Pine Bluff. He and his wife Ginger live in Pine Bluff and are members of First United Methodist Church. They have one daughter, Mary Robin.

Craig Hunt, Executive Vice President with Simmons First National Bank, has been promoted to President of Simmons First National Bank, and will also assume new responsibilities as the Corporate Chief Credit Officer. Hunt will report to the Chairman and CEO of Simmons First National Bank and will become a member of the bank board of directors. Hunt has over 41 years of banking experience with Simmons First. He serves on the Boards of the Jefferson County 4-H Foundation, Jefferson County Industrial Foundation, and Fifty for the Future. He is a past President of Pine Bluff Downtown Development and a former Board member of the South Arkansas Livestock Show Association. He lives in Pine Bluff and is a member of First United Methodist Church. He has two daughters, Ashley and Lauren.

George Makris, Marty Casteel, and Craig Hunt will continue to be located in Pine Bluff, with the corporate headquarters and the lead bank. Likewise, David Bartlett and Bob Fehlman will continue to be located in Little Rock at the corporate office, located on Riverfront Drive.

According to May, Chairman and Chief Executive Officer, "One of the most gratifying experiences I have had in recent times, is watching how our Board of Directors, under the leadership and guidance of Dr. Harry Ryburn, a 37 year member, with 10 years as Lead Director, worked on this succession plan for over two years. It has been a methodical and forward thinking process to use our management talent where it can be most effective and with a commitment to make the change transparent to all of our stakeholders. I appreciate all the work that Dr. Ryburn, the Succession Committee, and the Board of Directors have put into the most important process of replacing its Chief Executive Officer. George Makris is known for his vision, strategic planning and ability to mold, motivate and lead a team. He is performance driven and understands banking better than many bankers. While it will be extremely difficult for me to say good-bye when I retire in December 2013, it will also be exciting to watch this new team, which has been a part of leading this company through one of the greatest recessions in history, take Simmons First to a new level in size, geographic footprint and creating shareholder value. It is a really strong team, and the process exemplifies a "best practice" when it comes to corporate governance and succession planning. Our Board of Directors has excelled and this team will take our company to a new level of performance for all of our stakeholders."

Simmons First National Corporation

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 88 offices, of which 84 are financial centers, in 47 communities in Arkansas, Missouri and Kansas. The Company's common stock trades on the NASDAQ Global Select Market under the symbol "SFNC".

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